Table of Transactions


Price                 #Shares

87.00                1700
87.01                1200
87.02                 100
87.04                1100
87.05                 200
87.06                 300
87.09                 500
87.11                 500
87.15                 800
87.17                 700
87.19                 400
87.20                 800
87.21                 600
87.23                 300
87.24                 500
87.25                 300


10,000 total shares at an average sale price of $87.1051 per share